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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of 3D Systems Corporation on Form S-8 of our reports dated June 20, 2003 (March 11, 2004, as to pro forma amounts after giving effect to changes in accounting principles), appearing in the Annual Report on Form 10-K of 3D Systems Corporation for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Los Angeles, California
May 19, 2004

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INDEPENDENT AUDITORS' CONSENT